UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2025

Phunware Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37862	30-1205798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 693-4199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2025, Phunware, Inc. (the "Company") appointed Rahul Mewawalla, the Company's chairperson of the Board of Directors (the "Board") as its Executive Chairman and Chief Artificial Intelligence (AI) Architect. In connection therewith, the Company entered into an Executive Chairman and Chief AI Architect Agreement with Mr. Mewawalla (the "Mewawalla AI Agreement") to provide AI services and executive support to the Company's new interim Chief Executive Officer. The Mewawalla AI Agreement provides for cash compensation in the amount of $50,000 per month, payable bi-monthly for a term of six months, unless earlier terminated or mutually extended by the affirmative vote of a majority of the Board and Mr. Mewawalla. The Mewawalla AI Agreement further provides that Mr. Mewawalla will continue to receive cash and stock compensation that is due and payable in accordance with the Company's compensation policy for its board members. Furthermore, the Mewawalla AI Agreement provides that the Company will nominate Mr. Mewawalla as a member of the Board at the Company's 2025 Annual Meeting of Stockholders, subject to applicable laws and Nasdaq requirements.

The foregoing is only a summary of the material terms of the Mewawalla AI Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. Furthermore, the foregoing is qualified in its entirety by reference to the Mewawalla AI Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stephen Chen Employment and Board Directorship Termination

On July 13, 2025 the Board terminated Stephen Chen's at-will employment as Interim Chief Executive Officer. Pursuant to the terms of Mr. Chen’s employment agreement dated October 22, 2024, his termination as Interim Chief Executive Officer also constitutes a termination from all positions that Mr. Chen holds as a member of the Board and any committee thereof, effective as of the same date.

Jeremy Krol Employment Agreement

On July 14, 2025, Jeremy Krol, Chief Operating Officer of the Company, was appointed to replace Stephen Chen as the Company's interim Chief Executive Officer. In connection therewith, the Company entered into a Confidential Executive Employment Agreement dated July 14, 2025 (the “Employment Agreement”) with Mr. Krol pursuant to which he will serve as interim Chief Executive Officer of the Company. The initial term of Mr. Krol's employment under the Employment Agreement is six months, unless earlier terminated as provided by the Employment Agreement. The Employment Agreement may renew at the discretion of the Board for successive thirty (30) day periods. Upon expiration or earlier termination of the Employment Agreement, Mr. Krol shall resume his prior role as Chief Operating Officer of the Company under the terms of the Confidential Executive Employment Agreement dated January 31, 2025 (the "Original Employment Agreement"), unless otherwise agreed by the parties in writing. The Original Employment Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on February 6, 2025.

The Employment Agreement provides for an annual base salary of $325,000, and a target annual cash discretionary bonus starting in 2026 to be between 50% and 150% of the annual base salary, with the actual award to be determined by the Company or the Board in its sole discretion based on factors including the strength of Mr. Krol’s performance and the performance of the Company.

Furthermore, as inducement for Mr. Krol to enter into the Employment Agreement, within ninety (90) calendar days of the date of the Employment Agreement, the Company will provide Mr. Krol a one-time grant of options to purchase shares of the Company's common stock (the "Equity Grant"). The Equity Grant to Mr. Krol will be subject to a separate award agreement, which will outline the specifics of such grant, including but not limited to, the number of options, exercise prices, dates and vesting schedule, forfeiture for cause provisions, the Company’s buyback rights and other restrictions and terms.

The Employment Agreement further provides that, if Mr. Krol’s employment is terminated by the Company without “cause” or by Mr. Krol for “good reason," Mr. Krol is entitled to certain accrued benefits as described in the Employment Agreement.

Except as set forth above, there are no arrangements or understandings between Mr. Krol and any other persons pursuant to which Mr. Krol was named as an executive of the Company. There are no family relationships between Mr. Krol and any of the Company’s directors or executive officers. Additionally, Mr. Krol does not have any direct or indirect material interest in any transaction to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing is only a summary of the material terms of the Employment Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. Furthermore, the foregoing is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Krol, age 48, has served as the Company's Chief Operating Officer since February 2025 and previously as a sub-contractor to Switch Advisory Group since June 2024 to January 2025, by virtue of which he provided consulting services to the Company, including but not limited to fractional Chief Operating Officer services. From 2019 to 2024, Mr. Krol served as a startup advisor for Platform Calgary, which is a technology accelerator hub for technology startups. Mr. Krol earned a Bachelor of Engineering (Aerospace) degree from Carleton University and a Master of Business Administration degree from the University of Calgary.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on July 14, 2025 announcing Mr. Chen’s termination and the appointment of Mr. Krol as Interim Chief Executive Officer and Mr. Mewawalla as Executive Chairman and Chief AI Architect is attached as Exhibit 99.1 and is incorporated herein by reference. The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information furnished and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Chairman and Chief AI Architect Agreement by and between Phunware, Inc. and Rahul Mewawalla effective July 14, 2025
10.2	Confidential Executive Employment Agreement by and between Phunware, Inc. and Jeremy Krol dated July 14, 2025
99.1*	Press Release dated July 14, 2025 entitled "Phunware Announces Updates to Senior Leadership Team"
104	Cover Page Interactive Data File (formatted in Inline XBRL)

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phunware, Inc.

Date:	July 17. 2025	By:	/s/ Quyen Du
Quyen Du Director